Exhibit 10.16

AMENDMENT TO

RESTRICTED STOCK AWARD AGREEMENT

This amendment (this “Amendment”) to the Restricted Stock Award Agreement (the “Agreement”) dated as of March 17, 2014, between MBIA Inc., a Connecticut corporation (together with its successors and assigns, the “Company”), and Joseph W. Brown (the “Grantee”), is dated as of March 2, 2015, between the Company and the Grantee (together, the “Parties”).

The Parties hereby agree to amend the Agreement by deleting clause (C) of Section 1(b)(i) and clause (C) of Section 1(b)(ii).

Except as expressly amended hereby, the other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

MBIA INC.

By:	/s/ Ram Wertheim
Name: Ram Wertheim
Title: Chief Legal Officer

GRANTEE

/s/ Jay Brown
Joseph W. Brown